Exhibit 23.7

CONSENT OF DOUGLAS L. BEAHM

I consent to all references to my name and any quotation from, or summarization of, the Preliminary Feasibility Study entitled “Preliminary Feasibility Study for the Sheep Mountain Project, Fremont County, Wyoming, USA,” originally dated and effective as of December 31, 2021, as amended January 30, 2023 (the “Preliminary Feasibility Study”), and any other references to my name, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2025 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.

I further consent to the filing of the Preliminary Feasibility Study as an exhibit thereto.

/s/ Douglas L. Beahm
Douglas L. Beahm, P.E., P.G.

Date: February 26, 2026